UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-504-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On October 31, 2006, the Board of Directors (the "Board") of Hypercom Corporation (the "Company") approved an amendment and restatement of the Company’s existing Bylaws (the "Amended Bylaws"). The Amended Bylaws were effective as of October 31, 2006.

The Amended Bylaws include certain changes to the existing Bylaws that, among other things: (i) provide that the affirmative vote of at least two−thirds of the stockholders entitled to vote is required for any amendment or repeal of the Amended Bylaws by stockholders, (ii) modify the provisions of Section 3.05 concerning the location for inspection of the stockholder list to conform to the requirements of Section 219 of the Delaware General Corporation Law, (iii) provide for a mechanism for the stockholder list to be made available on an electronic network in connection with stockholder meetings, and (iv) to eliminate the right of persons to request that the tabulation of proxies be announced prior to the closing of the election polls in connection with a meeting for the election of directors.

The description of the changes and the new provisions of the Amended Bylaws contained in this report has been simplified in some regards and is qualified in its entirety by reference to the full text of the prior Amended Bylaws, a copy of which was filed with the Securities and Exchange Commission on May 30, 2006 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference, and the new Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

3.1 Second Amended and Restated Bylaws of Hypercom Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

November 6, 2006	By:	/s/ Douglas J. Reich

Name: Douglas J. Reich
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Hypercom Corporation